EXHIBIT 3.1




                                                            [Draft 8/26/96]

                          CERTIFICATE OF AMENDMENT
                                     OF
                   RESTATED CERTIFICATE OF INCORPORATION
                                     OF
                        ADVANCED HEALTH CORPORATION

          Advanced Health Corporation, a Delaware corporation (the "Corporation"), hereby certifies as follows:

          The current name of the Corporation is Advanced Health
Corporation. The Corporation's original Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware on June 20, 1995.

          Upon the filing of this Certificate of Amendment of Restated Certificate of Incorporation with the Secretary of State of the State of
Delaware:

               (a) each share of the Corporation's Common Stock, $.01 par value, theretofore outstanding shall, without any action on the part of the holder thereof, be automatically reclassified, changed and converted into
 .59581 shares of Common Stock, $.01 par value, of the Corporation; provided, however, that (i) such calculation shall be made with respect to
- --------  -------
each holder on an aggregate basis for all shares of Common Stock held by such holder and (ii) the Corporation shall not issue any fractional shares of Common Stock resulting from such calculation (each holder shall be entitled to receive an amount in cash equal to the current market value of a share of Common Stock (as determined in good faith by the Board of Directors multiplied by any fractional share of Common Stock otherwise resulting therefrom) ; and

               (b) each holder of the outstanding shares of stock so reclassified, changed and converted pursuant to the immediately preceding clause (a) shall be entitled to receive, in exchange for the certificate or certificates representing the outstanding shares so reclassified, changed and converted registered in such holder's name, a new certificate or certificates representing such shares as so converted registered in such holder's name; provided, however, that the failure of any such holder to so
               --------  -------
exchange such holder's certificate or certificates shall in no way affect the reclassification, change and conversion of such holder's shares as aforesaid.

          The Amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware and the written consent of the stockholders of the Corporation to the Amendment was given in accordance with, and written notice of such stockholder action was given as provided in, Section 228 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation had caused this Certificate of Amendment of Certificate of Incorporation to be signed as of the ______ day of ___________, 1996, by its President, and attested by its Secretary, who hereby affirm and acknowledge, under penalties of perjury, that this Certificate is the act and deed of the Corporation and that the facts stated herein are true.

                                             By:___________________________
                                                  Name:
                                                  Title:

ATTESTED:

By:________________________
     Name:
     Title:

                             State of Delaware

                      Office of the Secretary of State

                  ________________________________________

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELWARE, DO HEREBY

CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE

OF "MAJEAN, INC.", FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF AUGUST,

A.D. 1995, AT 9 O'CLOCK A.M.




                                       /s/ Edward J. Freel
                                       ----------------------------------------
                                       Edward J. Freel, Secretary of State


                                          (SIGNATURE, SEAL, AUTHENTICATION)

                   RESTATED CERTIFICATE OF INCORPORATION
                              OF MAJEAN, INC.
                           a Delaware Corporation


          Majean, Inc., (the "Corporation") a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "General Corporation Law"), hereby certifies as follows:

          A. The name of the Corporation is Majean, Inc. The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of Delaware on June 20, 1995.

          B. This Restated Certificate of Incorporation which restates and integrates and further amends the Certificate of Incorporation of the Corporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law, and was approved by written consent of the stockholders of the Corporation in accordance with the provisions of Section 228 of the General Corporation Law.

          C. The Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

                                 ARTICLE I

          The name of the Corporation is Majean, Inc.

                                 ARTICLE II

          The registered office of the Corporation is to be located at 32 Loockerman Square, Suite L-100 in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                ARTICLE III

          The nature of the Corporation's business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                 ARTICLE IV

          A.   Classes of Stock.  The Corporation is authorized to issue
               ----------------
two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is 13,000,000 shares. 10,000,000 shares shall be Common Stock, par value $.01 per share, and 3,000,000 shares shall be Preferred Stock, par value F$.01 per share, of which 971,800 shares shall be designate Series A. Convertible Preferred Stock (the "Series A Preferred Stock"), 282,900 shall be designated Series B Convertible Preferred Stock (the Series B Preferred Stock") and 200,000 shall be designated Series C Convertible Preferred Stock (the "Series C Preferred Stock").

          B.   Rights, Preferences and Restrictions of Preferred Stock.
               --------------------------------------------------------
The Preferred Stock authorized by this Restated Certificate of Incorporation may be issued from time to time in one or more series. The rights, preferences, privileges, and restrictions granted to an imposed on the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock are as set forth below in this Article IV (B).

          The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. The Board of Directors is also authorized to increase or decrease the number of shares of any series (other than the Series A Preferred Stock, the Series B Preferred Stock, or the Series C Preferred Stock), prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the share constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

          1.   Dividend Provisions.  Subject to the rights of any series of
               -------------------
preferred stock of the Corporation the terms of which specifically provide that such series ranks senior to the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, or the terms of which specifically provide that such series ranks pari passu with the Series A
                                            ----------
Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, the holders of shares of Series A Preferred Stock. Series B Preferred Stock and Series C Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common stock of the Corporation (the "Common Stock") or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock) on the Common Stock, when, as and if declared by the Board of Directors. No dividends shall be payable upon any Junior Securities (as defined below) of the Corporation unless equivalent dividends, on an as-converted basis, are declared and paid concurrently on the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. A "Junior Security" shall include the Common Stock and any series of preferred stock the terms of which specifically provide that such series ranks junior and subordinate to the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock with respect to dividends and as to the distribution of assets upon any liquidation or deemed liquidation and that such shares are not subject to mandatory redemption or repurchase prior to the date on which no shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are outstanding. For purposes of this Section 1, the Series A Preferred Stock and Series B Preferred Stock shall be treated as pari passu
                                                                 ---- -----
with the Series C Preferred Stock.



          2.   Liquidation Preference
               ----------------------

          (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of shares of Series C Preferred Stock shall be entitled to receive, in pari passu
                                                             ---- -----
with the holders of shares of the Series A Preferred Stock and the holders of shares of the Series B Preferred Stock, and prior and in preference to any distribution of any of the assets of the Corporation to the holders of any Junior Securities by reason of their ownership thereof, an amount per share equal to the sum of $7.50 (as adjusted for stock splits, combinations or similar events) for each outstanding share of Series C Preferred Stock (the "Series C Liquidation Preference") plus any declared but unpaid dividends, the holders of shares of the Series B Preferred Stock shall be entitled to receive, in pari passu with the holders of shares of the Series A Preferred
            ---- -----
Stock and the holders of shares of the Series C Preferred Stock, and prior and in preference to any distribution of any of the assets of the Corporation to the holders of any Junior Securities by reason of their ownership thereof, an amount per share equal to the sum of $7.07 (as adjusted for stock splits, combinations or similar events) for each outstanding share of Series B Preferred Stock (the "Series B Liquidation Preference") plus any declared but unpaid dividends, and the holders of shares of the Series A Preferred Stock shall be entitled to receive, in pari passu with the holders of shares of the Series B Preferred Stock and
- ---- -----
the holders of shares of the Series C Preferred Stock, and prior and in preference to any distribution of any of the assets of the Corporation to the holders of any Junior Securities by reason of their ownership thereof, an amount per share equal to the sum of $0.10 (as adjusted for stock splits, combinations or similar events) for each outstanding share of Series A Preferred Stock (the "Series A Liquidation Preference") plus any declared but unpaid dividends. If, upon the occurrence of such an event, the assets and funds thus distributed among the holders of the Series A Preferred Stock, the holders of the Series B Preferred Stock and the holders of the Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock, the holders of the Series B Preferred Stock and the holders of the Series C Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

          (b) Upon the completion of the distributions required by subsection (a) of this Section 2 and any other distribution that may be required with respect to series of Preferred Stock that may from time to time come into existence, the holders of Common Stock shall be entitled to receive an aggregate amount equal to the sum of stated capital plus additional paid-in capital attributable to the Common Stock, as reflected on the Corporation's audited consolidated balance sheet as of the end of the fiscal year next preceding the date of such distribution, which aggregate amount shall be distributed ratably among the holders of Common Stock in proportion to the number of shares of Common Stock held by each such holder. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Common Stock shall be insufficient to permit the payment to such holders of the full aforesaid aggregate amount, then the entire remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Common Stock in proportion to the number of shares of Common Stock held by each such holder.

          (c) Upon the completion of the distributions required by subsection (b) of this Section 2 the remaining assets of the corporation available for distribution to stockholders shall be distributed among the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and the Common Stock pro rata based on the number of share
                                     --- ----
of Common Stock held by each and issuable upon conversion of all such Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

          (d) For purposes of this Section 2, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation); or (B) a sale of all or substantially all of the assets of the Corporation; unless the Corporation's stockholders of record as constituted immediately prior to such acquisitions or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.

               3.   Redemption.  The Series A Preferred Stock, the Series B
                    ----------
Preferred Stock and the Series C Preferred Stock are not redeemable.

               4.   Conversion.  The holders of the Series A Preferred
                    ----------
Stock, the Series B Preferred Stock and the Series C Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

               (a)  Right to Convert.  Each share of Preferred Stock shall
                    ----------------
be convertible, at the option of the holder thereof at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such stock. Each share of Preferred Stock shall be convertible into the number of fully paid and nonassessable shares of Common Stock which results from dividing the "Conversion Price" per share in effect for such series of Preferred Stock at the time of conversion into the "Conversion Value" per share of such series of Preferred Stock. The number of shares of Common Stock into which each share of each series of Preferred Stock is convertible is hereinafter collectively referred to as the "Conversion Rate" for such series. The initial Conversion Price of each of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be subject to adjustment as set forth in subsection 4(d). The initial Conversion Price per share of (1) Series A Preferred Stock shall be $0.10, (2) Series B Preferred Stock shall be $7.07 and (3) Series C Preferred Stock shall be $7.50. The Conversion Value per share of
(A) Series Preferred Stock shall be $0.10, (B) Series B Preferred Stock shall be $7.07 and (C) Series C Preferred Stock shall be $7.50.

               (b)  Automatic Conversion.  Each share of Preferred Stock
                    --------------------
shall automatically be converted into shares of Common Stock at the then effective Conversion Rate for such series immediately upon the closing of the Corporation's sale of its Common Rate for such series immediately upon the closing of the Corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 (or any equivalent successor form) under the Securities Act of 1933, as amended, the public offering price of which is not less than $12.00 per share (subject to adjustment for stock splits, combinations or similar events) and results in gross proceeds of not less than $10,000,000 in the aggregate. In addition each share of Preferred Stock shall automatically be so converted on the date specified by written consent or agreement of the holders of sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of such series of Preferred Stock, Notwithstanding the foregoing, the provisions of this subsection (b) shall not cause the automatic conversion of shares of Preferred Stock held by an investment company registered under the Investment Company Act of 1940 (the "1940 Act") to the extent such conversion would, in the opinion of such holder's counsel, cause a violation of the 1940 Act or the regulations promulgated thereunder.

               (c)  Mechanics of Conversion.  Before any holder of
                    -----------------------
Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

               (d)  Conversion Price Adjustments of Preferred Stock.  The
                    -----------------------------------------------
Conversion Price of the Preferred Stock shall be subject to adjustment from time to time as set forth below.

               (i) (A) If the Corporation shall issue, after the date upon which any shares of Series C Preferred Stock were first issued (the "Purchase Date" with respect to such series), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for such Series C Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such Series c Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause
(i) be reduced to the price per share at which the Corporation issued or sold such shares of Additional Stock; provided, however, that no such adjustment shall be made upon the issuance, if any, of Common Stock Purchase Warrants to 21st Century Communications Partners, L.P., 21st Century Communications T-E Partners, L.P. and 21st Century Communications Foreign Partners, L.P. (collectively, the "21st Century Warrants"); and provided, further, that upon the exercise, if any, of the 21st Century Warrants, the Conversion Price for such Series C Preferred Stock shall be adjusted only in the manner applicable to the Series A Preferred Stock and Series B Preferred Stock as set forth in subsection 4(d)(i)(B).

                    (B) If the Corporation shall issue, after the date upon which any shares of Series A Preferred Stock or Series B Preferred Stock were first issued (the "Purchase Date" with respect to such series), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for such Series A Preferred Stock, or Series B Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such Series A Preferred Stock or Series B Preferred Stock, as the case may be, in effect immediately prior ro each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior ro such issuance plus the number of shares of such Additional Stock; provided, however, that no such adjustment shall be made upon the issuance, if any, of the 21st Century Warrants (although adjustments, if required, may be made upon the exercise of such warrants).

                    (C) No adjustment in the Conversion Price for the Preferred Stock shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which by reason of this subsection
(C) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this section 4(d)(i) shall be made to the nearest one cent ($0.01). Except to the limited extent provided for in subsections
(F)(3) and (F)(4), no adjustment of such Conversion Price pursuant to this subsection 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                    (D) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                    (E) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors.

                    (F) In the case of the issuance (whether before, on or after the Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or tights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 4(d)(i) and subsection 4(d)(ii):

                         (1)  The aggregate maximum number of shares of
Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration determined in the manner provided in subsections 4(d)(i)(D) and (d)(i)(E)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                         (2)  The aggregate maximum number of shares of
Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(d)(i)(D) and (d)(i)(E)).

                         (3)  In the event of any change in the number of
shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, (excluding a change resulting solely form the antidilution provisions thereof if such change results from an event which gives rise to an antidilution adjustment under this subsection 4(d), the Conversion Price of the Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                         (4)  Upon the expiration of any such options or
rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                         (5)  The number of shares of Common Stock deemed
issued and the consideration deemed paid therefor pursuant to subsections 4(d)(i)(F)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of he type describe in either subsection 4(d)(i)(F)(3) or (4).

               (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4(d)(i)(F)) by the Corporation after the Purchase Date other than.

                    (A) Common Stock issued pursuant to a transaction described in subsection 4(d)(iii) hereof.

                    (B) shares of Common Stock issuable or issued to employees, advisors, consultants or outside directors of the Corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Corporation so long as the cumulative total number of shares of Common Stock so issuable and issued for a consideration per share less than the Conversion Price in effect immediately prior to such issuance (and not repurchased at cost by the Corporation in connection with the termination of employment) does not exceed 940,000 shares of Common Stock )of which there are options outstanding on the effective date of this Restated Certificate of Incorporation for the purchase of 436,000 shares of Common Stock);

                    (C) Common Stock issued in connection with the acquisition of management service organizations, physician groups or any business complementary with the business of the Corporation, provided, that the cumulative, aggregate number of shares issued in connection with such acquisitions does not exceed 456,333 shares, excluding shares issued to (i) the founders of Majean, Inc., a Delaware corporation, (ii) Richard Ventimiglia and Steven Peltz in connection with the acquisition of Peltz Ventimiglia, Inc. and (iii) the owners of U.S. Health Connections, Inc. in connection with the acquisition of such business;

                    (D) Common Stock issued or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and any other series of Preferred Stock the issuance of which is consented to by the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock pursuant to that certain Amended and Restated Investors' Rights Agreement dated as of January 27, 1995 among Med-E-Systems Corporation and the parties named therein, as further amended by that certain Amendment dated as of August 23, 1995;

                    (E) Common Stock issued or issuable in connection with a merger or consolidation as a result of which the holders of the Corporation's outstanding securities immediately prior to the consummation of such transaction hold securities in excess of fifty percent (50%) of the voting power of the surviving or resulting entity; or

                    (F) Common Stock issued in connection with equipment lease financings, or upon exercise or warrants issued to institutional lenders in connection with non-convertible debt financings, in each case approved by the Board of Directors of the Corporation, provided that such issuances are for other than primarily equity financing purposes, and provided, further, that the cumulative, aggregate number of shares issued in connection with such equipment lease financings and debt financings does not exceed five percent (5%) of the number of shares of Common Stock then outstanding (assuming full conversion of the then outstanding Preferred Stock and exercise or conversion into Common Stock of all other securities then outstanding that are exercisable for or convertible into Common Stock).

               (iii) In the event the Corporation should at any time or form time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock

Equivalents") without payments of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such Preferred Stock shall be increased in proportion to such increase in the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

               (iv) If the number of shares of common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of each series shall be decreased in proportion to such decrease in outstanding shares.

          (e)  Other Distributions.  In the event the Corporation shall
               -------------------
declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or tights not referred to in subsection 4(d)(i), then, in each such case for the purpose of this subsection 4(e), the holders of the Preferred Stock shall ve entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

          (f)  Recapitalizations.  If at any time or form time to time
               -----------------
there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2) provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion to the Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this
Section 4 with respect to the rights of the holders of the Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

          (g)  No Impairment.  The Corporation will not, by amendment of
               -------------
its Restated Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

          (h)  No Fractional Shares and Certificates as to Adjustments.
               -------------------------------------------------------

               (i) No fractional shares shall be issued upon the conversion of any share or shares of the Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

               (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of any series of Preferred Stock pursuant to this
Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of such Preferred Stock.

          (i)  Notices of Record Date.  In the event of any taking by the
               ----------------------
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Preferred Stock at least twenty (2) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          (j)  Reservation of Stock Issuable Upon Conversion.  The
               ---------------------------------------------
Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to these provisions.

          (k)  Notices.  Any notice required by the provisions of this
               -------
Section 4 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at this address appearing on the books of the Corporation.


               6.   Voting Rights.  The Series A Preferred Stock and Series
                    -------------
B Preferred Stock shall have no right o vote with respect to any questions upon which holders of the Corporation's capital stock have the right to vote; provided, however, that upon the filing , if any, of a Certificate of Designations, Powers, preferences and Rights of a new series of preferred stock, designated Series D Preferred Stock, and the issuance of at least 650,000 shares of such Series D Preferred Stock, the Series B Preferred Stock shall be entitled to vote on all matters submitted to the stockholders and shall have that number of votes equal to the number of shares of Common Stock into which it is then convertible. The Series C Preferred Stock shall be entitled to vote on all matters submitted to the stockholders. Each share of Series C Preferred Stock shall have that number of votes equal to the number of shares of Common Stock into which it is then convertible.

               7.   Status of Converted Stock.  In the event any shares of
                    -------------------------
Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be cancelled and shall not be issuable by the Corporation, and all accrued and unpaid dividends (whether or not declared) with respect to such converted shares shall be cancelled. The Restated Certificate of Incorporation of the Corporation may be appropriately amended from time to time to effect the corresponding reduction in the Corporation's authorized capital stock.

          C.   Common Stock.
               ------------

               1.   Dividend Rights.  Subject to the prior rights of
                    ---------------
holders of all classes of stock at the time outstanding having prior rights as to the dividends, and the rights of series of Preferred Stock which may from time to time come into existence, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

               2.   Liquidation.  Upon the liquidation, dissolution or
                    -----------
winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Section B2 of this Article IV hereof.

               3.   Voting Rights.  The holder of each share of Common
                    -------------
Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                 ARTICLE V

          Except as otherwise provided in the Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the bylaws of the Corporation.

                                 ARTICLE VI

          The number of directors of the Corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders.

                                ARTICLE VII

          Elections of the directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

                                ARTICLE VIII

          Meeting of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

                                 ARTICLE IX

          A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation law is amended or after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation law as so amended.

          Any repeal or modification of the foregoing provisions of this
Article IX by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at any time of such repeal or modification.

                                 ARTICLE X

          The Corporation shall, to the fullest extent permitted by Delaware law as in effect from time to time, indemnify any person against all liability and expense (including attorneys' fees) incurred by reason of the fact that he is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, he is or was serving at the request of the Corporation as a director, officer, partner or trustee of, or in any similar managerial or fiduciary position of, or as an employee or agent of, another corporation, partnership, joint venture, trust, association, or other entity. Expenses (including attorneys fees) incurred in defending an action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding to the full extent and under the circumstances permitted by Delaware law. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Corporation against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Corporation would have the power to indemnify against such liability under the provisions of this Article X. The indemnification provided by this Article X shall not be deemed exclusive of any other rights to which those indemnified may be entitled under this certificate of incorporation, any bylaw, agreement, vote of stockholders or disinterested directors, statute, or otherwise, and shall inure to the benefit of their heirs, executors, and administrators. The provisions of this Article X shall not be deemed to preclude the Corporation from indemnifying other persons from similar or other expenses and liabilities as the Board of Directors or the stockholders may determine in a specific instance or by resolution of general application.


                                 ARTICLE XI

          Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                ARTICLE XII

          The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, the undersigned have hereunto signed this amendment and affirm that the statements made herein are true under the penalties of perjury, this 23rd day of August, 1995.




ATTEST:                                 MAJEAN, INC.

By: /s/ Angelo Acquista                 By: /s/ Valavanur A. Subramanian
   ---------------------                 -------------------------------
          Angelo Acquista                  Valavanur A. Subramanian
          Secretary                        President

                             State of Delaware
                      Office of the Secretary of State


          I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE
CERTIFICATE OF DESIGNATION OF "MAJEAN, INC.", FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF AUGUST, A.D. 1995, AT 9:01 O'CLOCK A.M.








                                       /s/ Edward J. Freel
                                       ----------------------------------------
                                       Edward J. Freel, Secretary of State


                                          (SIGNATURE, SEAL, AUTHENTICATION)

                  CERTIFICATE OF THE DESIGNATIONS, POWERS,
                           PREFERENCES AND RIGHTS
                                   OF THE
                    SERIES D CONVERTIBLE PREFERRED STOCK
                         (par value $.01 per share)

                                     of

                                MAJEAN, INC.
                           a Delaware Corporation


                              -----------------

                       Pursuant to Section 151 of the
              General Corporation Law of the State of Delaware


                              -----------------


     The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors (the "Board of Directors") of Majean, Inc., a Delaware corporation (the "Corporation"), by unanimous written consent in lieu of a meeting effective August 22, 1995.

     RESOLVED, that one series of the class of authorized preferred stock, $.01 par value, of the Corporation is hereby created and that the designations, powers, preferences and relative, participating, optional or other special rights of the shares of such series, and qualifications, limitations or restrictions thereof, are hereby fixed as follows:

          1.   Number of Shares and Designations.  666,360 shares of the
               ---------------------------------
preferred stock, $.01 par value, of the Corporation are hereby constituted as a series of preferred stock of the Corporation designated as Series D Convertible Preferred Stock ( the "Series D Preferred Stock").

          2.   Dividend Provisions.  The holders of shares of Series D
               -------------------
Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payments of any dividend (payable other than in Common Stock of the Corporation (the "Common Stock") or other securities or rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock) on (i) the Common Stock, (ii) the Series A Convertible Preferred Stock of the Corporation (the "Series A Preferred Stock"), (iii) the Series B Convertible Preferred Stock of the Corporation (the "Series B Preferred Stock") and (iv) the Series C Convertible Preferred Stock of the Corporation (the "Series C Preferred Stock"), when, as and if declared by the Board of Directors provided, however, that in the event that the Board of Directors shall declare a dividend on shares of the Series D Preferred Stock ,the Board of Directors shall concurrently declare a dividend of equivalent yield on shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. No dividends shall be payable upon any Junior Securities (as defined below) of the Corporation unless equivalent dividends, on an as-converted basis, are declared and paid concurrently on the Series D Preferred Stock. A "Junior Security" shall include the (i) Common Stock,
(ii) the Series A Preferred Stock, (iii) the Series B Preferred Stock and
(iv) the Series C Preferred Stock.

          3.   Liquidation Preference
               ----------------------

          (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of shares of Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of any Junior Securities by reason of their ownership thereof, an amount per share equal to the greater of (a) $7.50 (as adjusted for stock splits, combinations or similar events) for each outstanding share of Series D Preferred Stock plus any declared but unpaid dividends or (b) the amount the holders of shares of Series D Preferred Stock would have received had such holders converted the shares of Series D Preferred Stock into Common Stock as provided in Section 4 immediately prior to any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, plus any declared but unpaid dividends (the "Series D Liquidation Preference"). If, upon the occurrence of such an event, the assets and funds thus distributed among the holders of the Series D Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, hen the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series D Preferred Stock, in proportion to the preferential amount each such holder is otherwise entitled to receive.

          (b) Upon the completion of the distributions required by subsection (a) of this Section 3 and any other distribution that may be required with respect to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and any other series of Preferred Stock that may from time to time come into existence, the holders of Common Stock shall be entitled to receive an aggregate amount equal to the sum of stated capital plus additional paid-in capital attributable to the Common Stock, as reflected on the Corporation's audited consolidated balance sheet as of the end of the fiscal year next preceding the date of such distribution, which aggregate amount shall be distributed ratably among the holders of Common Stock in proportion to the number of shares of Common Stock held by each such holder. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Common Stock shall be insufficient to permit the payment to such holders of the full aforesaid aggregate amount, then the entire remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Common Stock in proportion to the number of shares of Common Stock held by each such holder.

          (c) Upon the completion of the distributions required by subsection (b) of this Section 3 the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and the Common Stock pro rata
                                                               --- ----
based on the number of shares of Common Stock held by each and issuable upon conversion of all such Preferred Stock.

          (d) For purposes of this Section 3, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation); or (B) a sale of all or substantially all of the assets of the Corporation; unless the Corporation's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.

          4.   Conversion.  The holders of the Series D Preferred Stock
               ----------
shall have conversion rights as follows (the "Conversion Rights"):

          (a)  Right to Convert.  Each share of Series D Preferred Stock
               ----------------
shall be convertible, at the option of the holder thereof at any time after the Purchase Date at the office of the Corporation or any transfer agent for such stock. Each share of Series D Preferred Stock shall be convertible into the number of fully paid and nonassessable shares of Common Stock which results from dividing the "Conversion Price" per share in effect for the Series D Preferred Stock at the time of conversion into the "Conversion Value" per share of Series D Preferred Stock. The number of shares of Common Stock into which each share of Series D Preferred Stock is convertible is hereinafter collectively referred to as the "Conversion Rate" for such series. The initial Conversion Price per hare of he Series D Preferred Stock shall be $7.50, and the Conversion Value per share of series D Preferred Stock shall be $7.50.

          (b)  Automatic Conversion.  Each share of Series D Preferred
               --------------------
Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Rate for such series immediately upon the closing of the Corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, the public offering price of which was not less than $13.125 per share (subject to adjustment for stock splits, combinations or similar events) and resulted in gross proceeds of not less than $15,000,000 in the aggregate (a "Qualified IPO"). Notwithstanding the foregoing, the provisions of this subsection (b) shall not cause the automatic conversion of shares of Series D Preferred Stock held by an investment company registered under the Investment Company Act of 1940 (the "1940 Act") to the extent such conversion would, in the opinion of such holder's counsel, cause a violation of the 1940 Act or the regulations promulgated thereunder.

          (c)  Mechanics of Conversion.  Before any holder of Series D
               -----------------------
Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series D Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series D Preferred Stock, or to the nominee or nominees off such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such Conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series D Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Acto of 1933, as amended, the conversion may, at the option of any holder tendering Series D Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series D Preferred Stock shall not be deemed to have converted such Series D Preferred Stock until immediately prior to the closing of such sale of securities.

          (d)  Conversion Price Adjustments of Series D Preferred Stock.
               --------------------------------------------------------
The Conversion Price of the Series D Preferred Stock shall be subject to adjustment from time to time as set forth below.

          (i) (A) If the Corporation shall issue, after the Purchase Date, any additional Stock (as defined below) without consideration or for a consideration per share less than he Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be reduced to the price determined by dividing (i) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issuance multiplied by the then existing Conversion Price and
(A) the consideration, if any, received by the Corporation upon such issuance, by (ii) the total number of shares of Common Stock outstanding immediately after such issuance.

               (B) Except to the limited extent provided for in this subsection (E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

               (C) No adjustment in the Conversion Price for the Preferred Stock shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that nay adjustments which by reason of this Subsection (C) are not required to be made shall be carried forward and taken into account in any subsequent adjustments required to be made hereunder. All calculations under this Section 4(d) shall be made to the nearest one cent ($0.01). In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or other wise in connection with the issuance and sale thereof.

               (D) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors.

               (E) In the case of the issuance (whether before, on or after the Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provision shall apply for all purposes of this subsection 4(d)(i) and subsection 4(d)(ii):

                    (1) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustment(s) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                    (2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustment(s) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)).

                    (3) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities (excluding a change resulting solely from the antidilution provisions thereof if such change results from an event which gives rise to an antidilution adjustment under this subsection 4(d)), the Conversion Price of the Series D Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                    (4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, he Conversion Price of the Series D Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                    (5) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 4(d)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(d)(i)(E)(3) and (4).

               (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4(d)(i)(E)) by the Corporation after the Purchase Date other than
                                                       ----- ----

                    (A) Common Stock issued pursuant to a transaction described in subsection 4(d)(iii) hereof;

                    (B) shares of Common Stock issuable or issued to employees, advisors, consultants or outside directors of the Corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Corporation so long as the cumulative total number of shares of Common Stock so issuable and issued for a consideration per share less than the Conversion Price in effect immediately prior to such issuance (and not repurchased at cost by the Corporation in connection with the termination of employment) does not exceed 940,000 shares of Common Stock (of which there are options outstanding on the effective date of this Certificate of Designations for the purchase of 436,000 shares of Common Stock);

                    (C) Common Stock issued in connection with the acquisition of management service organizations, physician groups or any business complementary with the business of the Corporation, provided, that the cumulative, aggregate number of shares issued in connection with such acquisitions does not exceed 456,333 shares, excluding shares issued to the
(i) founders of Majean, Inc., a Delaware corporation, (ii) Richard Ventimiglia and Steven Peltz in connection with the acquisition of Peltz Ventimiglia, INC.. and (iii) the owners of U.S. Health Connections, Inc. in connection with the acquisition of such business.

                    (D) Common Stock issued or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and any other series of Preferred Stock the issuance of which is consented to by the holders of the Series D Preferred Stock pursuant to that certain Investors' Rights Agreement dated as of August 23, 1995 among the Corporation and the parties named therein;

                    (E) Common Stock issued or issuable in connection with a merger or consolidation s a result of which the holders of the Corporation's outstanding securities immediately prior to the consummation of such transaction hold securities in excess of fifty percent (50%) of the voting power of the surviving or resulting entity; or

                    (F) Common Stock issued in connection with equipment lease financings, or upon exercise of warrants issued to institutional lenders in connection with non-convertible debt financings, in each case approved by the Board of Directors of the Corporation, provided that such issuances are for other than primarily equity financing purposes, and provided, further, that the cumulative, aggregate number of shares issued in connection with such equipment lease financings and debt financings does not exceed five percent (5%) of the number of shares of Common Stock then outstanding (assuming full conversion of the then outstanding Preferred Stock and exercise or conversion into Common Stock of all other securities then outstanding than are exercisable for or convertible into Common Stock).

                    (G) Common Stock issuable upon exercise of Common Stock Purchase Warrants, dated as of even date herewith, issued to 21st Century Communications Partners, L.P., 21st Century Communications T-E Partners, L.P. and 21st Century Communications Foreign Partners, L.P.

               (iii) In the event the Corporation should at any time or from time to time after the Purchase date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common
Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series D

Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such Series D Preferred Stock shall be increased in proportion to such increase in the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

               (iv) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series D Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of each series shall be decreased in proportion to such decrease in outstanding shares.

               (e)  Other Distributions.  In the event the Corporation
                    -------------------
shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(d)(i), then, in each such case for the purpose of this subsection 49c), the holders of the Series D Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series D Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

               (f)  Recapitalizations.  If at any time or from time to time
                    -----------------
there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2) provision shall be made so that the holders of the Series D Preferred Stock shall thereafter be entitled to receive upon conversion of the Series D Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of holders of the Series D Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Series D Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

               (g)  No Impairment.  The Corporation will not, by amendment
                    -------------
of its Restated Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series D Preferred Stock against impairment.

          (h)  No Fractional Shares and Certificate as to Adjustments.
               ------------------------------------------------------

                    (i) No fractional shares shall be issued upon the conversion of any share or shares of the Series D Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series D Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                    (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series D Preferred Stock pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series D Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series D Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such Series D Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of such Series D Preferred Stock.

               (i)  Notices of Record Date.  In the event of any taking by
                    ----------------------
the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series D Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

               (j)  Reservation of Stock Issuable Upon Conversion.  The
                    ---------------------------------------------
Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series D Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series D Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series D Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series D Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to these provisions.

               (k)  Notices.  Any notice required by the provisions of this
                    -------
Section 4 to be given to the holders of shares of Series D Preferred Stock shall be deemed given if deposited in the United Stated mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

               5.   Voting Rights.  The Series D Preferred Stock shall be
                    -------------
entitled to vote on all matters submitted to the stockholders. Each share shall have that number of votes equal to the number of shares of Common Stock into which it is then convertible.

               6.   Status of Converted Stock.  In the event any shares of
                    -------------------------
Series D Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be cancelled and shall not be issuable by the Corporation, and all accrued and unpaid dividends (whether or not declared) with respect to such converted shares shall be cancelled. The Restated Certificate of Incorporation of the Corporation may be appropriately amended from time to time to effect the corresponding reduction in the Corporation's authorized capital stock.


           (THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK)

          IN WITNESS WHEREOF, Majean, Inc. has caused this Certificate of Designations to be executed this 22nd day of August, 1995.

Attest:                                 Majean, Inc.


By:    /s/ Angelo Acquista              By:  /s/  Valavanur A. Subranaanian
      ----------------------                 ------------------------------
Title:   Secretary                      Title:     President
      -----------------------                 --------------------------

                             State of Delaware

                      Office of the Secretary of State

                    ___________________________________



I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY

CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF

MERGER, WHICH MERGES:

          "ADVANCED HEALTH CORPORATION", A DELAWARE CORPORATION,

          WITH AND INTO "MAJEAN, INC." UNDER THE NAME OF "MAJEAN, INC.", A

CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE,

AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-FOURTH DAY OF AUGUST, A.D.

1995, AT 1 O'CLOCK P.M.





                                       /s/ Edward J. Freel
                                       ----------------------------------------
                                       Edward J. Freel, Secretary of State


                                          (SIGNATURE, SEAL, AUTHENTICATION)

State of Delaware
Secretary of State
Division of Corporations
Filed 01:00 pm 08/24/1995



                           CERTIFICATE OF MERGER
                                    OF

                        ADVANCED HEALTH CORPORATION
                             INTO MAJEAN, INC.


The undersigned corporation does hereby certify:  FIRST:  The name and
                                                  ------
state of incorporation of each of the constituent corporations of the merger are as follows:

NAME                          STATE OF INCORPORATION
- ----                          ----------------------
Advanced Health Corporation             Delaware

Majean, Inc.                            Delaware

          SECOND:  The Agreement and Plan of Merger between the parties to
          ------

the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

          THIRD:  The name of the surviving corporation of the merger is
          -----
Majean, Inc., a Delaware corporation.

          FOURTH:  The Certificate of Incorporation of Majean, Inc., a
          ------
Delaware corporation which is surviving the merger, as amended herein, shall be the Certificate of Incorporation, as amended and restated of the surviving corporation.

          FIFTH:  The executed Agreement and Plan of Merger is on file at
          -----
the principal place of business of the surviving corporation.

The address of said principal place of business is 560 White Plains Road, Tarrytown, New York 10501.

          SIXTH:  A copy of the Agreement and Plan of Merger will be
          -----
furnished on request and without cost to any stockholder of any constituent corporation.


          SEVENTH:  That the holders of all of the outstanding shares of
          -------
the Corporation have adopted a resolution authorizing the amendment to the

Certificate of Incorporation herein above set forth.


                                        MAJEAN, INC.

                                        By:  /s/
                                           -----------------------
                                             Name:
                                        Its:

ATTEST:

By:  /s/
   ------------------------
          Name:
Its:  Secretary

          IN WITNESS WHEREOF, the undersigned have hereunto signed this certificate and affirm that the statements made herein are true under the
penalties of perjury, this    24th    day of August, 1995.
                           ----------



ATTEST:                                 MAJEAN, INC.

By: /s/ Angelo Acquista                 By: /s/ Valavanur A. Subramanian
   ---------------------                 -------------------------------
          Angelo Acquista                  Valavanur A. Subramanian
          Secretary                        President

                             State of Delaware

                      Office of the Secretary of State



          I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE,

DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE

CERTIFICATE OF AMENDMENT OF "MAJEAN, INC.", CHANGING ITS NAME FROM "MAJEAN,

INC." TO "ADVANCED HEALTH CORPORATION", FILED IN THIS OFFICE ON THE

NINETEENTH DAY OF SEPTEMBER, A.D. 1995, AT 9 O'CLOCK A.M.




                                       /s/ Edward J. Freel
                                       ----------------------------------------
                                       Edward J. Freel, Secretary of State


                                          (SIGNATURE, SEAL, AUTHENTICATION)

                          CERTIFICATE OF AMENDMENT

                                     OF

                   RESTATED CERTIFICATE OF INCORPORATION

                                     OF

                                MAJEAN, INC.

          Majean, Inc., a Delaware corporation (the "Corporation"), hereby certifies as follows:

          The current name of the Corporation is Majean, Inc. The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 20, 1995.

          The Restated Certificate of Incorporation of the Corporation is hereby amended (the "Amendment") by deleting, in its entirety, the current Article FIRST thereof and inserting in place thereof a new Article FIRST to read as follows:

               "The name of the Corporation (the "Corporation") is ADVANCED HEALTH CORPORATION."

          The Amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware and the written consent of the stockholders of the Corporation to the Amendment was given in accordance with, and written notice of such stockholder action was given as provided in, Section 228 of the General Corporate Law of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed as of the 22nd day of April, 1996, by its President, and attested by its Secretary, who hereby affirm and acknowledge, under penalties of perjury, that this Certificate is the act and deed of the Corporation and that the facts stated herein are true.

                                   By:  /s/   Steven Hochberg
                                        ------------------------
                                        Name: Steven Hochberg
                                        Title:    President


ATTESTED:

By:
      /s/   Richard W. Kaplan
      --------------------------
      Name: Richard W. Kaplan
      Title: Secretary







                                       State of Delaware
                                       Secretary of State
                                       Division of Corporations
                                       Filed 09:00 AM 09/19/1995

                             State of Delaware

                      Office of the Secretary of State



          I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE,

DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE

CERTIFICATE OF AMENDMENT OF "ADVANCED HEALTH CORPORATION", FILED IN THIS

OFFICE ON THE TWENTY-FIFTH DAY OF APRIL, A.D. 1996, AT 9 O'CLOK A.M.

          A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE

NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.






                                       /s/ Edward J. Freel
                                       ----------------------------------------
                                       Edward J. Freel, Secretary of State


                                          (SIGNATURE, SEAL, AUTHENTICATION)

                          CERTIFICATE OF AMENDMENT

                                     OF

                   RESTATED CERTIFICATE OF INCORPORATION

                                     OF

                        ADVANCED HEALTH CORPORATION

          Advanced Health Corporation, a Delaware corporation (the "Corporation"), hereby certifies as follows:

          The current name of the Corporation is Advanced Health
Corporation. The Corporation's original Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware on June 20, 1995.

          The Restated Certificate of Incorporation of the Corporation is hereby amended (the "Amendment") by deleting, in its entirety, the first paragraph A of the current ARTICLE IV thereof and inserting in place thereof a new paragraph A to ARTICLE IV to read as follows:

          "Classes of Stock.  The Corporation is authorized to issue two
           ----------------
classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is 14,500,000 shares. 11,500,000 shares shall be Common Stock, par value $.01 per share, and 3,000,000 shares shall be Preferred Stock, par value $.01 per share, of which 971,800 shares shall be designated Series A Convertible Preferred Stock (the "Series A Preferred Stock"), 282,900 shall be designated Series B Convertible Preferred Stock (the "Series B Preferred Stock"), 210,000 shall be designated Series C Convertible Preferred Stock (the "Series C Preferred Stock") and 666,360 shall be designated Series D Convertible Preferred Stock (the "Series D Preferred Stock")."

          The Amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware and the written consent of the stockholders of the Corporation to the Amendment was given in accordance with, and written notice of such stockholder action was given as provided in, Section 228 of the General Corporate Law of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed as of the 22nd day of April, 1996, by its President, and attested by its Secretary, who hereby affirm and acknowledge, under penalties of perjury, that this Certificate is the act and deed of the Corporation and that the facts stated herein are true.

                                   By:  /s/   Steven Hochberg
                                        ------------------------
                                        Name: Steven Hochberg
                                        Title:    President


ATTESTED:


By:   /s/   Richard W. Kaplan
      ----------------------------
      Name: Richard W. Kaplan
      Title: Secretary